As filed with the Securities and Exchange Commission on December 4, 1998
                                                      Registration No. 333-32901

================================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

               -------------------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                     FORM S-8

                              REGISTRATION STATEMENT
                                      under
                            THE SECURITIES ACT OF 1933

                                PharmaNetics, Inc.
                                ------------------
                (Exact name of issuer as specified in its charter)

                  North Carolina                        56-2098302
                  --------------                        ----------
        (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)            Identification Number)

               5301 Departure Drive, Raleigh, North Carolina 27616
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                        PharmaNetics, Inc. 1994 Stock Plan
         (formerly the Cardiovascular Diagnostics, Inc. 1994 Stock Plan)

                        PharmaNetics, Inc. 1995 Stock Plan
         (formerly the Cardiovascular Diagnostics, Inc. 1995 Stock Plan)
         ---------------------------------------------------------------
                            (Full title of the plans)

                                John P. Funkhouser
                      President and Chief Executive Officer
                                PharmaNetics, Inc.
                               5301 Departure Drive
                          Raleigh, North Carolina 27616
                          -----------------------------
                     (Name and address of agent for service)

                                  (919) 954-9871
                                  --------------
          (Telephone number, including area code, of agent for service)

               -------------------------------------------------

                                    Copies to:
                              Kevin A. Prakke, Esq.
                        Wyrick Robbins Yates & Ponton LLP
                         4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                                  (919) 781-4000

                         CALCULATION OF REGISTRATION FEE

============================================================================================
       Title of                          Proposed maximum  Proposed maximum    Amount of
    Securities to         Amounts to      Offering price      Aggregate      registration
    be registered        be registered       Per share      Offering price        fee
============================================================================================
No additional securities are being registered under this amendment; registration fees were paid by Cardiovascular Diagnostics, Inc. upon filing of original
Registration Statement No. 333-32901.

                                 EXPLANATORY NOTE

      The purpose of this post-effective amendment is to provide for the assumption of registration statement No. 333-32901 of Cardiovascular Diagnostics, Inc., a North Carolina corporation (the "Former Registrant"), by PharmaNetics, Inc. (the "Registrant"), a North Carolina corporation and now the sole parent company of the Former Registrant pursuant to a holding company reorganization effected in December 1998 (the "Reorganization"). Pursuant to the Reorganization, all rights to acquire shares of Common Stock of the Former Registrant formerly reserved for issuance under its 1994 Stock Plan and 1995 Stock Plan have been automatically replaced by identical rights to acquire, on a share-for-share basis, Common Stock of the Registrant under such plans, as amended and assumed by the Registrant.

                                      PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information*

Item 2.     Registration Information and Employee Plan Annual Information*


-----------------
* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

      Pursuant to the Reorganization, the Registrant became the sole parent company of the Former Registrant. The following documents heretofore filed by the Former Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

            (a) The Former Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (b) The Former Registrant's Proxy Statement dated April 9, 1998, filed pursuant to Section 14 of the Exchange Act, in connection with the Annual Meeting of Shareholders of the Former Registrant held May 7, 1998;

            (c) The Former Registrant's Proxy Statement dated October 27, 1998, filed pursuant to Section 14 of the Exchange Act, in connection with the special meeting of shareholders of the Company held December 2, 1998;

            (d) The Former Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998, filed pursuant to
      Section 13 of the Exchange Act; and

            (e) The description of the Registrant's Common Stock (which is identical to the description of the Former Registrant's Common Stock contained in the Former Registrant's Registration Statement on Form 8-A (File No. 0-26992) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description).

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4. Description of Securities

      Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.


Item 5. Interests of Named Experts and Counsel

      Not applicable.


Item 6. Indemnification of Directors and Officers

      The Registrant's Articles of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act (the "Business Corporation Act") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 55-8-50 through 55-8-58 of the Business Corporation Act, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 55-8-51 and 55-8-57 of the Business Corporation Act, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the Business Corporation Act. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      The Registrant's Bylaws require the Registrant to indemnify its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits

        The following exhibits are filed as part of this registration statement:

            Exhibit Number                    Description
            --------------                    -----------
                 5.1              Opinion of Wyrick Robbins Yates & Ponton LLP
                10.24* PharmaNetics, Inc. 1994 Stock Plan (formerly the Cardiovascular Diagnostics, Inc. 1994 Stock Plan, as
                                  amended)
                10.25* PharmaNetics, Inc. 1995 Stock Plan (formerly the Cardiovascular Diagnostics, Inc. 1995 Stock Plan, as amended)
                23.1              Consent of PricewaterhouseCoopers LLP
                24.1              Power of Attorney (see page S-1)
------------------
* Previously filed.


Item 9.  Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-32901 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 2nd day of December 1998.

                                       PHARMANETICS, INC.


                                       By:  /s/ John P. Funkhouser
                                            _______________________________
                                            John P. Funkhouser,
                                            President

                                POWER OF ATTORNEY

      Each person whose signature appears below in so signing also makes, constitutes and appoints John P. Funkhouser and Paul T. Storey, and each of them acting alone, his true and lawful attorneys-in-fact and agent, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Post-Effective Amendment No. 1 to Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his or their substitute or substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


        Signature                        Title                       Date
        ---------                        -----                       ----


/s/ John P. Funkhouser          Director, Chairman,            December 2, 1998
--------------------------      President and Chief
John P. Funkhouser              Executive Officer
                                (Principal Executive
                                Officer)


/s/ Paul T. Storey              Director of Finance and        December 2, 1998
--------------------------      Treasurer (Principal
Paul T. Storey                  Financial and Accounting
                                Officer)


/s/ William A. Hawkins          Director                       December 2, 1998
--------------------------
William A. Hawkins

/s/ John K. Pirotte
--------------------------
John K. Pirotte                 Director                       December 2, 1998


/s/ Stephen R. Puckett
--------------------------
Stephen R. Puckett              Director                       December 2, 1998


/s/ Philip R. Tracy
--------------------------
Philip R. Tracy                 Director                       December 2, 1998


                                      S-2